                                                                    EXHIBIT 23.2


                        CONSENT OF INDEPENDENT AUDITORS


The Board of Directors and Stockholders
PlanetCAD Inc.:


We consent to the inclusion of our report dated August 20, 1999 with respect to the balance sheets of Sven Technologies, Inc as of December 31, 1998 and 1997, and the related statements of operations, stockholders' equity (deficit), and cash flows for the years then ended, which report appears in the registration statement on Form SB-2 of PlanetCAD Inc. dated November 21, 2000.


HOOD & STRONG LLP

/s/ HOOD & STRONG LLP


Menlo Park, California
November 17, 2000